Exhibit 99.a(7)

Certificate of Establishment and Designation

CREDIT SUISSE COMMODITY STRATEGY FUNDS

Certificate of Designation of Series

for

Credit Suisse Commodity ACCESS Strategy Fund

The undersigned trustees, constituting at least a majority of the trustees of Credit Suisse Commodity Strategy Funds, a Delaware statutory trust (the “Trust”), do hereby establish and designate  pursuant to Section 2.6 of the Trust Instrument of the Trust dated May 18, 2004, as amended to date (the “Trust Instrument”), a Series of the Trust to be known as Credit Suisse Commodity ACCESS Strategy Fund (the “Designated Series”) and three Class of such Designated Series as follows: Class A, Class C and Class I (the “Designated Classes”).

1.         Rights, Preferences and Characteristics.  The Designated Series and the Designated Classes shall have the relative rights, preferences and characteristics described in the Declaration and the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the Designated Series and the Designated Classes.  Any rights, preferences, qualifications, limitations and restrictions with respect to Series or Classes generally that are set forth in the Trust Instrument shall apply to the Designated Series and the Designated Classes unless otherwise specified in the Registration Statement, in which case those specified in the Registration Statement shall control.

2.         Authorization of Officers.  The officers of the Trust are authorized and directed, to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests or other instruments, make such payments and to do any and all things that in their discretion may be necessary or advisable to effect the matters referenced herein and as may be necessary or advisable for the conduct of the business of the Trust.

3.         Incorporation of Defined Terms.  Capitalized terms which are not defined herein shall have the meaning ascribed to those terms in the Trust Instrument.

IN WITNESS WHEREOF, the undersigned trustees of the Trust have executed this Certificate of Establishment and Designation in accordance with Section 3811(a)(2) of the Act.

/s/Enrique R. Arzac
Enrique R. Arzac, as Trustee

/s/Jeffrey E. Garten
Jeffrey E. Garten, as Trustee

/s/Peter F. Krogh
Peter F. Krogh, as Trustee

/s/Steven N. Rappaport
Steven N. Rappaport, as Trustee